EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2018, relating to the consolidated financial statements and financial statement schedule of Interpace Diagnostics Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Woodbridge, New Jersey

April 30, 2018